Exhibit ll

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
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                                                                                Two Quarters Ended
                                                                      ----------------------------------------
                                                                      July 31, 1999          July 31, 1998
                                                                      -------------          -------------
Basic:

Net income                                                            $   1,971,000          $   2,121,000

Weighted average shares outstanding                                       4,425,000              4,716,000
                                                                      -------------          -------------

Basic income per common share                                         $         .45          $         .45
                                                                      =============           ============


Diluted:

Net income
                                                                      $   1,971,000          $   2,121,000
Less - net income allocated to subsidiary dilutive options
    outstanding                                                             (75,000)                (74,000)
                                                                      --------------         ---------------

Net income used in calculation of diluted income per
    common share                                                      $   1,896,000          $   2,047,000
                                                                      =============           ============


Weighted average shares outstanding                                       4,425,000              4,716,000

Plus- common  equivalent  shares  (determined  using the "treasury stock" method representing shares issuable upon exercise of
    stock options                                                           196,000                205,000
                                                                      -------------          -------------

Weighted average number of shares used in calculation of
    diluted income per common share                                       4,621,000              4,921,000
                                                                      =============          =============


Primary income per common share                                       $         .41          $         .42
                                                                      =============           ============

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